EXHIBIT 10.0


                                ESCROW AGREEMENT


     THIS ESCROW AGREEMENT (the "Agreement") is made and entered into this 21st day of December, 2005, by and between Global Enterprises (Nevada), Inc., 1244 Main Street, Linfield, Pennsylvania 19468 (the "Company"), and The Bank of New York, N.A., One Wall Street, New York City, New York 10286 (the "Escrow Agent").

                              W I T N E S S E T H :

     WHEREAS, the Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (the "Registration Statement") covering a proposed public offering of a minimum of 125,000, and a maximum of 500,000, shares of its common stock, $0.001 par value per share (collectively, the "Securities," and, individually, a "Share"); and

     WHEREAS, the Company proposes to offer the Securities for sale to the public on a "best efforts, $250,000 minimum-$1,000,000 maximum basis" at the price of $2.00 per Share; and

     WHEREAS, the Company proposes to establish an escrow account with the Escrow Agent in connection with the public offering and the Escrow Agent is willing to establish the escrow account on the terms and subject to the conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

     1. Establishment of Escrow Account.

     1.1 The parties hereto shall establish an escrow account at the office of the Escrow Agent, and bearing the designation "Global Enterprises (Nevada), Inc. Escrow Account" (the "Escrow Account").

     1.2 On or before the date of the initial deposit in the Escrow Account pursuant to this Agreement, the Company shall notify the Escrow Agent in writing of the effective date of the Registration Statement (the "Effective Date") and the Escrow Agent shall not be required to accept any amount for deposit in the Escrow Account prior to its receipt of such notification.

     1.3 The Offering Period, which shall be deemed to commence on the Effective Date, shall consist of 90 calendar days. The Offering Period shall be extended (the "Extension Period") only if the Escrow Agent shall have received written notice thereof at least five (5) business days prior to the expiration of the Offering Period. The Extension Period, which shall be deemed to commence on the next calendar day following the expiration of the Offering Period, shall consist of 90 calendar days. The last day of the Offering Period, or the last day of the Extension Period (if the Escrow Agent has received written notice thereof as hereinabove provided), is referred to herein as the "Termination Date." After the Termination Date, the Company shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective purchasers.



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     2. Deposits in the Escrow Account.

     2.1 Upon receipt, the Company shall promptly deposit all monies received from investors with the Escrow Agent. All of these deposited proceeds (the "Deposited Proceeds") shall be in the form of checks or money orders. All checks or money orders deposited into the Escrow Account shall be made payable to Global Enterprises (Nevada), Inc. and The Bank of New York, as Escrow Agent." Any check or money order payable other than to the Escrow Agent as required hereby shall be returned to the prospective purchaser, or if the Escrow Agent has insufficient information to do so, then to the Company (together with any Subscription Information, as defined below, or other documents delivered therewith) by noon of the next business day following receipt of the check by the Escrow Agent, and the check shall be deemed not to have been delivered to the Escrow Agent pursuant to the terms of this Agreement. The Deposited Proceeds and interest or dividends thereon, if any, shall be held for the sole benefit of the purchasers of the Securities.

     2.2  The Deposited Proceeds shall be invested in either:

     (A) An obligation that constitutes a "deposit," as that term is defined in Section (3)(1) of the Federal Deposit Insurance Act;

     (B) Securities of any open-end investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c) (3), and (c)(4) of Rule 2a-7 under the Investment Company Act; or

     (C) Securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

     2.3 Simultaneously with each deposit into the Escrow Account, the Company shall inform the Escrow Agent by confirmation slip or other writing of the name and address of the prospective purchaser, the number of Securities subscribed for by such purchaser and the aggregate dollar amount of such subscription (collectively, the "Subscription Information").

     2.4 The Escrow Agent shall not be required to accept for deposit into the Escrow Account checks that are not accompanied by the appropriate Subscription Information. Checks and money orders representing payments by prospective purchasers shall not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing the Subscription Information required with respect to these payments.

     2.5 The Escrow Agent shall not be required to accept any amounts representing payments by prospective purchasers, whether by check or money order, except during the Escrow Agent's regular banking hours. Any check, money order or cash not received prior to 3:00 p.m. shall be deposited the following business day.


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     2.6  Interest or dividends earned on the Deposited Proceeds, if any, shall be held in the Escrow Account until the Deposited Proceeds are released in accordance with the provisions of Section 4 of this Agreement. If the Deposited Proceeds are released to a purchaser of the Securities, the purchaser shall receive interest or dividends earned, if any, on the Deposited Proceeds up to the date of release. If the Deposited Proceeds held in the Escrow Account are released to the Company, any interest or dividends earned on the funds up to the date of release may be released to the Company.

     2.7 The Company shall deposit the Securities directly into the Escrow Account promptly upon issuance (the "Deposited Securities"). The identity of the purchaser of the Securities shall be indicated on the common stock certificates.

     2.8 The Deposited Securities shall be held for the sole benefit of the purchasers. No transfer or other disposition of Securities held in the Escrow Account or any interest related to the Securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

     2.9 The Escrow Agent shall refund any portion of the Deposited Proceeds prior to disbursement of the Deposited Proceeds in accordance with Section 4 hereof upon instructions in writing signed by the Company.

     3. Disbursement from the Escrow Account.

     3.1 The Deposited Proceeds may be released to the Company and the Securities delivered to the purchaser or other registered holder only at the same time as or after:

     (A) The Escrow Agent has received a signed representation from the Company, together with an opinion of counsel, that the following events have already occurred and the following requirements have already been met:

               (1) Upon execution of an agreement(s) for the acquisition(s) of a business(es) or assets that will constitute the business (or a line of business) of the Company and for which the fair value of the business(es) or net assets to be acquired represents at least 80 percent of the maximum offering proceeds, including proceeds received or to be received upon the exercise or conversion of the Securities offered, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses and dealer allowances, if any, the Company filed a post-effective amendment that:

                  (i) Discloses the information specified by the SB-2 registration statement form and Industry Guides, including financial statements of the Company and the company or business with which it plans to merge or acquire (the "Target Company"), and pro forma financial information required by Form SB-2 and applicable rules and regulations;


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                  (ii) Discloses the results of the initial offering, including, but not limited to:

                          (a) The gross offering proceeds received to date,
                  specifying the amounts paid for underwriter commissions, underwriting expenses and dealer allowances, if any, amounts disbursed to the Company and amounts remaining in the Escrow Account; and

                           (b) The specific amount, use and application of funds
                  disbursed to the Company to date, including, but not limited to, the amounts paid to officers, directors, promoters, controlling stockholders or affiliates, either directly or indirectly, specifying the amounts and purposes of such payments; and

                  (iii) Discloses the terms of the offering as described pursuant to Section 4 of this Agreement.

                  (2) The terms of the offering provided, and the Company satisfied, the following conditions:

                  (i) Within five business days after the effective date of the post-effective amendment(s), the Company shall send by first class mail or other equally prompt means, to each purchaser of Securities held in escrow, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

                  (ii) Each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the Company in writing that the purchaser elects to remain an investor. If the Company has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the Escrow Account shall be sent by first class mail or other equally prompt means to the purchaser within five business days;

                  (iii) The acquisition(s) meeting the criteria set forth in paragraph (a)(1) of this Section 4 will be consummated if a sufficient number of purchasers confirm their investments; and

                  (iv) If a consummated acquisition(s) meeting the requirements of this section has not occurred by a date 18 months after the Effective Date, the Deposited Funds shall be returned by first class mail or equally prompt means to the purchaser within five business days following that date.

         (B) Funds held in the Escrow Account may be released to the Company and Securities may be delivered to the purchaser or other registered holder identified on the deposited Securities only at the same time as or after consummation of an acquisition(s) meeting the requirements set forth in Section 4.1(a)(1)(iii) of this Escrow Agreement.


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         3.2   In the event that, at the close of regular banking hours on the
Termination Date. less than all of the Shares have been sold, the Escrow Agent shall promptly refund to each prospective purchaser the amount of payment received from such purchaser held in escrow without interest thereon or deduction therefrom, and the Escrow Agent shall notify the Company of its distribution of the Deposited Proceeds.

         3.3 In the event that, at any time up to the close of banking hours on the Termination Date, all of the Shares have been sold, the Escrow Agent shall notify the Company of such fact in writing within a reasonable time thereafter. The Escrow Agent shall hold the Deposited Proceeds until the events described in Section 4.1 of this Escrow Agreement take place.

         3.4 Upon disbursement of the Deposited Proceeds pursuant to the terms of this Section 3, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Deposited Proceeds.

         4. Rights, Duties and Responsibilities of Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:

         4.1 The Escrow Agent shall not be responsible for the performance by the Company of its obligations under this Agreement.

         4.2 The Escrow Agent shall not be required to accept from the Company any Subscription Information pertaining to a prospective purchaser unless the Subscription Information is accompanied by a check or money order representing the payment of money, nor shall the Escrow Agent be required to keep records of any information with respect to payments deposited by the Company except as to the amount of the payments; however, the Escrow Agent shall notify the Company within a reasonable time of any discrepancy between the amount delivered to the Escrow Agent and the accompanying Subscription Information. Such amount need not be accepted for deposit in the Escrow Account until the discrepancy has been resolved.

         4.3 The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent, within a reasonable time, shall return to the Company any check received that is dishonored, together with the Subscription Information, if any, which accompanied the check.

         4.4 The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuineness, of any notice, instruction, certificate, signature, instrument or other document that is given to the Escrow Agent pursuant to this Agreement without the necessity of the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document. The Escrow Agent must, however, determine for itself whether the conditions permitting the release of the funds in the Escrow Account have been met.


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         4.5   In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Account or the Deposited Proceeds that, in its sole determination, are in conflict either with other instructions received by it or with any provision of this Agreement, the Escrow Agent, at its sole option, may deposit the Deposited Proceeds (and any other amounts that thereafter become part of the Deposited Proceeds) with the registry of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Deposited Proceeds with the registry of any court, the Escrow Agent shall be relieved of all further obligations and released from all liability hereunder.

         4.6 The Escrow Agent shall not be liable for any action taken or omitted hereunder, or for the misconduct of any employee, agent or attorney appointed by it, except in the case of willful misconduct. The Escrow Agent shall be entitled to consult with counsel of its own choosing and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

         4.7 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Deposited Proceeds or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Deposited Proceeds or any part thereof.

         4.8 The Escrow Agent shall determine whether or not the Offering has been successful, and if it determines that less than all of the Securities being offered have been sold, thus rendering the Offering unsuccessful, the Escrow Agent shall return the proceeds of the Offering to the investors on a pro-rata basis.

         5. Amendment; Resignation. This Agreement may be altered or amended only with the written consent of the Company and the Escrow Agent. The Escrow Agent may resign for any reason upon seven (7) business days' written notice to the Company. Should the Escrow Agent resign as herein provided, it shall not be required to accept any deposit, make any disbursement or otherwise dispose of the Deposited Proceeds, but its only duty shall be to hold the Deposited Proceeds for a period of not more than ten (10) business days following the effective date of such resignation, at which time, (a) if a successor escrow agent shall have been appointed and written notice thereof (including the name and address of the successor escrow agent) shall have been given to the resigning Escrow Agent by the Company and such successor escrow agent, the resigning Escrow Agent shall pay over to the successor escrow agent the Deposited Proceeds, less any portion thereof previously paid out in accordance with this Agreement, or, (b) if the resigning Escrow Agent shall not have received written notice signed by the Company and a successor escrow agent, then the resigning Escrow Agent shall promptly refund the amount of the Deposited Proceeds to each prospective purchaser without interest thereon or deduction therefrom, and the resigning Escrow Agent shall notify the Company in writing of its liquidation and distribution of the Deposited Proceeds; whereupon, in either case, the Escrow Agent shall be relieved of all further obligations and released from all liability under this Agreement. Without limiting the provisions of
Section 7 hereof, the resigning Escrow Agent shall be entitled to be reimbursed by the Company for any expenses incurred in connection with its resignation, transfer of the Deposited Proceeds to a successor escrow agent or distribution of the Deposited Proceeds pursuant to this Section 5.


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         6.   Representations and Warranties. The Company hereby represents and warrants to the Escrow Agent that:

         6.1 No party other than the parties hereto and the prospective purchasers have, or shall have, any lien, claim or security interest in the Deposited Proceeds or any part thereof.

         6.2 No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Deposited Proceeds or any part thereof.

           6.3 The Subscription Information submitted with each deposit shall, at the time of submission and at the time of the disbursement of the Deposited Proceeds, be deemed a representation and warranty that the deposit represents a bona fide sale to the purchaser described therein of the amount of Securities set forth in the Subscription Information.

         7. Fees and Expenses. The Escrow Agent shall be entitled to a fee of $500.00, payable upon execution of this Agreement. In addition, the Company agrees to reimburse the Escrow Agent for any reasonable expenses incurred in connection with this Agreement, including, but not limited to, reasonable counsel fees, but not including the review of this Agreement.

         8. Indemnification and Contribution.

         8.1 The Company (referred to in this Section 8 as the "Indemnitor") agrees to indemnify the Escrow Agent and its officers, directors, employees, agents and stockholders (jointly and severally, the "Indemnitees") against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct of the Indemnitees.

         8.2 If the indemnification provided for in this Section 8 is applicable, but for any reasons held to be unavailable, the Indemnitor shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages and expenses, including counsel fees, actually incurred by the Indemnitees as a result of, or in connection with, and any amount paid in settlement of any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitor.


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         8.3   Any Indemnitee that proposes to assert the right to be
indemnified under this Section 8, promptly after receipt of notice of commencement of any action, suit or proceeding against such Indemnitee in respect of which a claim is to be made against the Indemnitor under this Section 8, will notify the Indemnitor of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify the Indemnitor of any such action, suit or proceeding shall not relieve the Indemnitor from any liability that it may have to any Indemnitee otherwise than under this Section 8. In case any such action, suit or proceeding shall be brought against any Indemnitee and it shall notify the Indemnitor of the commencement thereof, the Indemnitor shall be entitled to participate in and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such Indemnitee. The Indemnitee shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (i) the employment of counsel by such Indemnitee has been authorized by the Indemnitor, (ii) the Indemnitee shall have concluded reasonably that there may be a conflict of interest among the Indemnitor and the Indemnitee in the conduct of the defense of such action (in which case the Indemnitor shall not have the right to direct the defense of such action on behalf of the Indemnitee) or (iii) the Indemnitor in fact shall not have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be borne by the Indemnitor.

         8.4 The Indemnitor agrees to provide the Indemnitees with copies of all registration statements and pre- and post-effective amendments to such registration statements, including exhibits, whether filed with the SEC prior to or subsequent to the disbursement of the Deposited Proceeds.

         8.5 The provisions of this Section 8 shall survive any termination of this Agreement, whether by disbursement of the Deposited Proceeds, resignation of the Escrow Agent or otherwise.

         9. Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that any assignment or transfer by any party of its rights under this Agreement or with respect to the Deposited Proceeds shall be void as against the Escrow Agent unless:

         (A)   Written notice thereof shall be given to the Escrow Agent; and

         (B) The Escrow Agent shall have consented in writing to the assignment or transfer.

         10. Notices. All notices required to be given in connection with this Agreement shall be sent by registered or certified mail, return receipt requested, or by hand delivery with receipt acknowledged, or by the Express Mail service offered by the United States Post Office, and addressed, if to the Company, at 1244 Main Street, Linfield, Pennsylvania 19468, and, if to the Escrow Agent, at One Wall Street, New York, New York 10286.


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         11.   Severability. If any provision of this Agreement or the
application thereof to any person or circumstance shall be determined to be unpaid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

         12. Closing. The closing shall take place within 90 days of the Effective Date unless an additional 90 days is approved by the Company, but in no instance later than 180 days after the Effective Date.

         13. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the context may require.

         14. Captions. All captions are for convenience only and shall not limit or define the term thereof.

         15. Execution in Several Counterparts. This Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all of the parties herein.

         16. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection herewith.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

THE COMPANY:                                 THE ESCROW AGENT:

GLOBAL ENTERPRISES (NEVADA), INC.            THE BANK OF NEW YORK, N.A.



By: //signed//                               By: //signed//
    ----------------------------                --------------------------------
    David R. Stith, President                   Name:
                                                Title:









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